Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-169617, 333-119191, 333-107504 and 333-51928) on Form S-8 of Newtek Business Services, Inc. of our report dated March 31, 2014, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Newtek Business Services, Inc. for the year ended December 31, 2013.

McGladrey LLP

New York, New York

March 31, 2014